VB&T Certified Public Accountants, PLLC	183 Madison Avenue Suite 204 New York, NY 10016 T:1.212.448.0010 F:1.212.448.0053	4920 York Road, Suite 2EE1 P.O. Box 179 Buckingham, PA 18912 T:1.215.794.9444 F:1.215.794.9445	E-mail: fvbcpa@yahoo.com www.getcpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 27, 2006 in this Registration Statement (Form N-1A No. 33-48013) of Bhirud Funds, Inc.

VB&T Certified Public Accountants, PLLC

New York, New York

September 27, 2006